EX-99.906CERT

CERTIFICATION

Gurinder Ahluwalia, Principal Executive Officer, and Ronald A. Link, Chief Financial Officer of Genworth Financial Asset Management Funds, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Chief Financial Officer
Genworth Financial Asset Management Funds, Inc.	Genworth Financial Asset Management Funds, Inc.

/s/ Gurinder Ahluwalia	/s/ Ronald A. Link
Gurinder Ahluwalia	Ronald A. Link
Date: December 5, 2006	Date: December 5, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Genworth Financial Asset Management Funds, Inc. and will be retained by Genworth Financial Asset Management Funds, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.